                                                                     EXHIBIT 4.2



                               INVESTORS AGREEMENT


                  Investors Agreement dated as of January 28, 1999 (this "Agreement") by and among Sage Networks, Inc., a Delaware corporation (the "Company"), and each of the individuals or entities signatory hereto (each a "Stockholder" and together the "Stockholders").

                              W I T N E S S E T H :

                  WHEREAS, the Company is authorized to issue (i) a total of 2,647,658 shares of Series A Convertible Preferred Stock, par value $0.01 per share ("Preferred Stock"), and (ii) a total of 35,000,000 shares of Common Stock, par value $0.01 per share ("Common Stock"); and

                  WHEREAS, upon the consummation of the transactions contemplated by the Securities Purchase Agreement dated as of January 28, 1999, among the Company and the purchasers named therein (the "Purchase Agreement") there will be 19,217,197 shares of Common Stock issued and outstanding and 2,647,658 shares of Preferred Stock issued and outstanding; and

                  WHEREAS, upon the consummation of the transactions contemplated by the Purchase Agreement, the Stockholders will own the number of shares of Common Stock and Preferred Stock as set forth opposite their respective names on Schedule I hereto; and

                  WHEREAS, it is a condition to the consummation of the transactions contemplated by the Purchase Agreement that the parties enter into this Agreement.

                  NOW THEREFORE, in consideration of the mutual promises, agreements and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, hereby agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

                  1.01 Defined Terms. The following terms when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings, such meanings to be equally applicable to the singular and plural forms thereof:

                  "Affiliate" shall mean, with respect to any Person, any person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

                  "Common Stock Equivalents" shall mean the number of shares of Common Stock issuable upon the exercise, exchange or conversion of any security.

                  "Encumbrance" means any security interest, pledge, mortgage, lien, charge, adverse claim of ownership or use, or other encumbrance of any kind.

                  "Equity Securities" shall mean any Common Stock, any securities exercisable or exchangeable for or convertible into Common Stock and any rights, options or warrants to acquire any of the foregoing.

                  "Expiration Date" shall mean the earliest of (a) the consummation of the initial public offering of Common Stock by the Company, (b) a Sale Transaction with respect to the Company and (c) the date on which Purchasers (in the aggregate) no longer own at least 40% of the Preferred Stock (or Common Stock issued on conversion thereof) purchased by the Purchasers pursuant to the Purchase Agreement.

                  "Investor" shall mean each owner of Stock.

                  "Permitted Registration Rights" shall mean all demand and piggyback registration rights granted under this Agreement.

                  "Permitted Transferee" shall have the meaning set forth in
Section 3.04 herein.

                  "Person" shall mean and include an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a trust or estate, a government or any department or agency thereof, or any other entity or governmental body.

                  "Preferred Stock" shall mean the Company's Series A Preferred Stock, $.01 par value, with the rights and preferences set forth in the Certificate of Incorporation of the Company, as amended.

                  "Purchasers" shall mean the Purchasers named in the Purchase Agreement, together with their successors and assigns permitted by the Purchase Agreement.

                  "Registration Expenses" shall mean all expenses incident to the Company's performance of or compliance with its obligations under Sections
4.01 and 4.02 hereof, including without limitation, all SEC, NASD and stock exchange or NASDAQ registration and filing fees and expenses, fees and expenses of compliance with applicable state securities or "blue sky" laws (including, without limitation, reasonable fees and disbursements of counsel for the underwriters in connection with "blue sky" qualifications of securities registered in accordance with this Agreement), printing expenses, messenger and delivery expenses, the fees and expenses incurred in connection with the listing of the securities to be registered in an initial public offering on each securities exchange or national market system on which such securities are to be so listed and, following such initial public offering, the fees and expenses incurred in connection with the listing of such securities to be registered on each securities exchange or national market system on which such securities are listed, fees and disbursements of counsel for the Company and all independent certified public accountants retained by the Company (including the expenses of any annual audit and "cold comfort" letters required by or incident to such performance and compliance), all reasonable fees and expenses of one counsel to the Stockholders in the case of a Piggyback Registration or one counsel for all Stockholders in the case of the exercise of a Demand Registration Right, the fees and disbursements of underwriters customarily paid by issuers or sellers of securities (including the fees and expenses of any "qualified independent underwriter" required by the NASD), the reasonable fees and expenses of any special experts retained by the Company in connection with such registration, fees and expenses of other Persons retained by the Company in connection with such registration, all transfer taxes with respect to the shares of Common Stock sold by a Stockholder and all other expenses incurred by Stockholders customary for and incidental to the sale and delivery of the shares of Common Stock to be sold by such Stockholders (but not including any underwriting discounts or commission, if any, attributable to the sale of Common Stock by holders of such Common Stock other than the Company).

                  "Sale Transaction" shall mean a sale of all or substantially all of the assets of the Company, or a merger or consolidation of the Company with or into any other entity (other than a merger or consolidation in which shares of the Company's voting capital stock outstanding immediately before such merger or consolidation are exchanged or converted into or constitute shares which represent more than fifty percent (50%) of the surviving entity's voting capital interests after such consolidation or merger) or a transaction or series of related transactions in which a person or group of persons (as defined in Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended), acquires beneficial ownership (as determined in accordance with Rule 13d-3 of such Act) of more than 50% of the voting power of the Company; provided, however, that any reorganization, merger or consolidation involving (1) only a change in the state of incorporation of the Company, (2) a merger of the Company with or into a wholly-owned subsidiary of the Company that is incorporated in the United States of America, or (3) an acquisition by merger, reorganization or consolidation, of which the Company is substantively the surviving corporation and operates as a going concern, of another entity formed or incorporated in the United States of America that is engaged in a business similar or related to the business of the Company and which does not involve a recapitalization or conversion of the Preferred Stock shall not constitute a "Sale Transaction".

                  "SEC" shall mean the Securities and Exchange Commission.

                  "Securities Act" shall mean the Securities Act of 1933, as amended.

                  "Stock" shall mean the Common Stock and the Preferred Stock.

                  "WHO" shall mean WEB Hosting Organization L.L.C., a Delaware limited liability company.

                                   ARTICLE II

                                VOTING AGREEMENT

                  2.01 Board of Directors of the Company. So long as the Purchasers own at least 40% of the issued and outstanding Preferred Stock (or Common Stock issued on conversion thereof) purchased by the Purchasers pursuant to the Purchase Agreement, a majority in interest of the Purchasers shall have the right to nominate one person for election as a director of the Company (the "Purchasers Representative"). Initially, such person shall be Charles R. Lax. At the option of the Purchasers Representative, the Board of Directors of the Company will cause the Purchasers Representative to be a member of the Compensation Committee and/or the Audit Committee of the Company.

                  2.02 Covenant to Vote. Each of the Stockholders shall appear in person or by proxy at any annual or special meeting of stockholders for the purpose of obtaining a quorum and shall vote or cause the vote of the shares of Stock owned by such Stockholder or by any Affiliate of such Stockholder, either in person or by proxy, at any annual or special meeting of stockholders of the Company called for the purpose of voting on the election, if such director has been nominated for election, or removal, if such director has been designated for removal, of directors, or by consensual action of stockholders with respect to such election or removal of directors, in favor of such election of the directors nominated, or removal of the director designated, in accordance with
Section 2.01 and for the replacement of the director in accordance with Section
2.01. In addition, each of the Stockholders shall appear in person or by proxy at any annual or special meeting of stockholders for the purpose of obtaining a quorum and shall vote or cause the vote of the shares of Stock owned by such Stockholder or any Affiliate of such Stockholder upon any matter submitted to a vote of the stockholders of the Company in a manner so as to be consistent and not in conflict with, and to implement, the terms of this Agreement. If the Purchasers do not designate a director pursuant to Section 2.01, each of the Stockholders shall appear in person or by proxy at any annual or special meeting of stockholders for the purpose of obtaining a quorum and shall vote for or cause the vote of the shares of Stock owned by such Stockholder or by any Affiliate of such Stockholder, either in person or by proxy, at any annual or special meeting of the stockholders of the Company for the purpose of voting on the election, and vote for the re-election of the prior director designated by the Purchasers failing to exercise their rights to designate a director pursuant to Section 2.01.

                  2.03 Vacancies/Removals. The Purchasers Representative shall be subject to removal by the Purchasers at any time, with or without cause. The Purchasers shall have the right to call a special meeting of Stockholders at any time, and from time to time, for the sole purpose of removing from the Board of Directors of the Company, with or without cause, any person or persons nominated by him for election as a director, and in such event, the Stockholders shall vote all of their Stock in support of such removal and for the election of such replacements as may be nominated by the Purchasers.

                  2.04 No Voting or Conflicting Agreements. Each of the Investors agrees that it will not and will not permit any Affiliate to grant any proxy or enter into or agree to be bound by any voting trust with respect to its shares of Stock or to enter into any stockholder agreements or arrangements of any kind with any Person with respect to its shares of Stock in any such case in a manner that is inconsistent with the provisions of this Agreement.

                  2.05 Actions Consistent with Agreement. The Company shall not take any action inconsistent with the provisions of this Agreement.

                  2.06 Expiration of Rights. The rights granted pursuant to this
Article 2 shall expire and be of no further force and effect as of the date that the Purchasers no longer own at least 40% of the issued and outstanding Preferred Stock (or Common Stock issued on conversion thereof) purchased by the Purchasers pursuant to the Purchase Agreement.

                                  ARTICLE III

                   RESTRICTIONS ON TRANSFERS BY THE INVESTORS

                  3.01 Restrictions on Transfers Generally. Each Investor hereby agrees that such Investor shall not, and shall not permit any Affiliate to, directly or indirectly, transfer, sell or otherwise dispose of, or create, incur or assume any Encumbrance with respect to any shares of Stock or Equity Securities other than (i) pursuant to an effective registration statement under the Securities Act or (ii) pursuant to an exemption from registration under the Securities Act and any state securities or Blue Sky laws.

                  3.02 Tag Along Right. If WHO proposes to transfer shares of Stock or Equity Securities to any Person or Persons (other than to an Affiliate), WHO shall notify the Purchasers in writing (the "Tag Along Notice") of such proposed transfer and its terms and conditions. Within fifteen (15) days of receipt of a Tag Along Notice, each Purchaser shall notify WHO if it elects to participate in such transfer ("Tag Along Right") and shall state the number of shares of Stock or Equity Securities that the Purchaser desires to sell. Upon electing to transfer, each Purchaser shall be obligated to sell, at the same price and on the same terms as WHO, the number of shares stated in its notice to WHO. Each Purchaser may elect to sell such number of shares of Stock and number of Equity Securities as is equal to the number of shares of Stock and number of Equity Securities to be transferred multiplied by a fraction, the numerator of which shall be the aggregate number of shares of Stock and Equity Securities held by such Purchaser (calculated on a fully diluted basis) and the denominator of which shall be the aggregate number of shares of Stock and number of Equity Securities held by all transferors (calculated on a fully diluted basis). Each such Purchaser shall agree to enter into a purchase agreement in form and substance approved by WHO to the extent such agreement shall contain customary representations as to ownership of the shares to be purchased and the absence of liens thereon. If the sale is not consummated within one hundred eighty (180) days following the delivery of the Tag Along Notice, then each Purchaser shall no longer be obligated to sell such Purchaser's shares of Stock and Equity Securities pursuant to such Tag Along Right but shall remain subject to the provisions of this Section 3.02 with respect to any subsequent proposed transfer described in this Section 3.02. In the event that the proposed transferee does not purchase all the shares of Stock and number of Equity Securities that the Purchaser elects to sell pursuant to the foregoing on the same terms and conditions as the securities purchased from WHO, then WHO shall not be permitted to sell any securities to the proposed transferee. If no Tag Along Notice is received by the end of the 15 days referred to above, WHO shall have the right for a 180 day period thereafter to transfer the securities to the proposed transferee on terms and conditions no more favorable to WHO than those stated in the Tag Along Notice and in accordance with the provisions of this Section 3.02.

                  3.03 Drag Along Right.

                  (a) If at any time the Company or WHO (the "Proposing Investor") proposes to transfer in a bona fide arm's length sale all or substantially all of the assets or shares of capital stock of the Company or the Stock and Equity Securities owned by WHO to any Person or Persons who are not Affiliates of the Proposing Investor (the "Proposed Transferee"), the Proposing Investor shall have the right (the "Drag Along Right"), subject to applicable law and compliance with any other restrictions applicable to such transfer, to require all Investors to sell, pursuant to Section 3.03(b), to the Proposed Transferee, on the same terms and conditions as applicable to the Proposing Investors except as limited in Section 3.03(b), all (but not less than all) of the shares of such Stock and Equity Securities then held by such Investors.

                  (b) To exercise a Drag Along Right, the Proposing Investor shall give each Investor (each, a "Drag-Along Investor"), at least fifteen (15) days prior to the proposed transfer to the Proposed Transferee, a written notice (the "Drag Along Notice") containing (a) the name and address of the Proposed Transferee and (b) the proposed purchase price and the terms of payment and other material terms and conditions of the Proposed Transferee's offer. Each Drag-Along Investor shall thereafter be obligated to sell all of its shares of Stock and Equity Securities to the Proposed Transferee. Each such Drag Along Investor shall agree to enter into a purchase agreement in form and substance approved by the Proposing Investors to the extent such agreement shall contain customary representations from each Drag Along Investor as to ownership of the shares to be purchased and the absence of liens thereon and customary indemnification provisions solely with respect to such representations from the Drag Along Investor. If the sale is not consummated within a period of one hundred eighty (180) days following the date of the Drag Along Notice, then each Drag Along Investor shall no longer be obligated to sell such Investor's shares of Stock and Equity Securities pursuant to such Drag Along Right but shall remain subject to the provisions of this Section 3.03 with respect to any subsequent proposed transfer described in this Section 3.03. The Drag-Along Investor shall not be required to participate in a proposed transfer pursuant to the exercise of a Drag Along Right unless its liability for breaches of representations and warranties made in connection with the sale thereunder is limited to no more than the total sale price received by such Drag-Along Investor in such sale.

                  3.04 Transfers to Affiliates; Other Transfers. The Purchasers agree not to transfer or otherwise dispose of any shares of Preferred Stock or Equity Securities of the Company or use any shares of Preferred Stock or Equity Securities of the Company as collateral for the purposes of securing any indebtedness for borrowed money or otherwise; provided, however, a Purchaser (a) shall transfer its shares of Stock or Equity Securities as required by Section 3.03, (b) may transfer its shares of Stock and Equity Securities (i) in accordance with Section 3.02, (ii) to an Affiliate of such Purchaser that is an investment fund or similar entity and that, in the reasonable judgement of the Company, is not a competitor of the Company, (iii) by gift or bequest or through inheritance to, or for the benefit of, a spouse or children or (iv) by will or the laws of descent and distribution (each transferee referred to in (ii), (iii) or (iv), a "Permitted Transferee").

                  3.05 Transferees Subject to Agreement. In the event of any transfer of shares of Stock or Equity Securities by the Stockholders pursuant to this Agreement, the transferee shall hold such shares of Stock or Equity Securities so acquired with all the rights conferred by, and subject to all of the restrictions imposed by, this Agreement, except if such transferee acquires such shares of Stock or Equity Securities pursuant to the Company's performance of its obligation under Sections 4.01 and 4.02 hereof. Any transferee of any shares of Stock or Equity Securities shall, as a condition of the consummation of such transfer, agree to be subject to the terms of this Agreement.

                  3.06 Right of First Refusal.(a) If, at any time, any Purchaser desires to sell, transfer or otherwise dispose of any shares of Stock or Equity Securities than owned by such Purchaser (other than a transfer to a Permitted Transferee or sales pursuant to an effective registration statement under the Securities Act) to any third party pursuant to a bona fide offer, such selling Purchaser (the "Seller") shall first give a written notice to the Company and WHO (the "Seller's Notice") stating the Seller's desire to make such sale, transfer or other disposition and the terms of the offer, including the identity of the person making the offer (the "Bona Fide Purchaser"), the amount and kind of securities proposed to be transferred and the purchase price offered to the Seller by the Bona Fide Purchaser. The Seller's Notice shall constitute an irrevocable offer by the Seller to sell to WHO or its Members (the "Eligible Investors") and the Company such securities at the price and on the terms offered by the Bona Fide Purchaser.

                  (i) Within 10 business days after the receipt by WHO and the Company of the Seller's Notice, the Company may elect to purchase such securities at the price and on the terms offered by the Bona Fide Purchaser in cash under this Section 3.06(a) by giving notice to the Seller, with copies to WHO and the Eligible Investors as to the number, if any, of such securities it is electing to purchase (the "Company Notice"). The election to purchase such securities shall be made on behalf of the Company by those members of the Board of Directors of the Company not affiliated or associated with the Seller. The Company Notice shall be deemed to be an irrevocable commitment to purchase from the Seller in cash at the price and on the terms offered by the Bona Fide Purchaser the number of such securities that the Company specifies in the Company Notice. If the Company elects to purchase any of such securities, the Company shall have 20 business days from the date the Company Notice has been sent to fund such purchase.

                  (ii) If the Company does not elect to purchase all of such securities, WHO may elect (within 5 business days after the receipt by WHO of the Company Notice) to purchase such securities at the price and on the terms offered by the Bona Fide Purchase in cash under this Section 3.06(a) by giving a notice to the Seller, with copies to the Company and the Eligible Investors, as to the number of such securities, if any, it is electing to purchase (the "WHO Notice"). The WHO Notice shall be deemed to be an irrevocable commitment to purchase from the Seller in cash at the price and on the terms offered by the Bona Fide Purchaser the number of such securities that WHO has elected to purchase pursuant to the WHO Notice. If WHO elects to purchase any of such securities, WHO shall have 20 business days from the date the WHO Notice has been sent to fund such purchase.

                  (iii) If the Company and WHO do not elect to purchase all of such securities, any Eligible Investor may elect (within 5 business days after the date of receipt by the Eligible Investors of the WHO Notice) to purchase such securities at the price and on the terms offered by the Bona Fide Purchaser in cash under this Section 3.06(a) by giving a notice to the Seller, with a copy to the Company and WHO as to the number of such securities, if any, it is electing to purchase (the "Eligible Investor Notice"). Each Eligible Investor that is given an Eligible Investor Notice shall be allocated a portion of the remaining securities pro rata based on its ownership interest in WHO. The Eligible Investor Notice shall be deemed to be an irrevocable commitment to purchase from the Seller in cash at the price and on the terms offered by the Bona Fide Purchaser the number of such securities that the Company specified in the Eligible Investor Notice. If an Eligible Investor elects to purchase any of such securities, such Eligible Investor shall have 20 business days from the date the Eligible Investor Notice has been sent to fund such purchase.

                  (b) If the Company, WHO and the Eligible Investors fail to elect to purchase such securities within the time periods specified in Section 3.06(a), then the Seller (i) shall be under no obligation to sell any of such securities to WHO, the Company or any Eligible Investors, unless the Seller so elects, and (ii) may, within a period of three months from the date of the Seller's Notice, sell all (but not less than all) such securities to the Bona Fide Purchaser in cash at a price per share not less than the price and on the terms offered by the Bona Fide Investor; provided, however, that such Bona Fide Purchaser shall, in accordance with the provisions of Section 3.05 hereof, agree to execute and be bound by the terms of this Agreement to the same extent and in the same manner as the Seller of such shares.

                  3.07 Restrictive Legends. Each share of Stock and Equity Securities shall bear a legend in substantially the following form:

                  The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and neither the securities nor any interest therein may be offered, sold, transferred, pledged or disposed of in the absence of such registration or an exemption under such Act and the rules and regulations thereunder. The securities represented by this certificate are subject to, and are transferable only upon compliance with, the provisions of the Investors Agreement dated as of

                  January 28, 1999 among Sage Networks, Inc. and certain of its shareholders. A copy of the above-referenced agreement is on file at the office of Sage Networks, Inc.

                  3.08 Expiration of Restrictions. The restrictions set forth in
Article 3 hereof shall expire and be of no further force and effect as of the Expiration Date.

                                   ARTICLE IV

                               REGISTRATION RIGHTS

                  4.01 Piggyback Registration.

                  (a) If the Company proposes (including in connection with any demand registration by a Stockholder) to file any registration statement under the Securities Act with respect to any Stock or Equity Security (other than pursuant to a registration statement on Form S-4 or S-8 or any successor or similar forms in connection with an exchange offer or any offering of securities solely to the Company's then existing stockholders or employees of the Company and its subsidiaries and other than in connection with the Company's initial public offering), the Company shall give written notice of such proposed filing to each Stockholder at least 30 days prior to such proposed filing. Such notice shall offer to each Stockholder the opportunity to include in such registration statement for resale by the Stockholders, such number of shares of Common Stock each may request in a written notice to the Company (which notice shall specify the number of shares to be disposed of by such holder and the intended method of disposition thereof) within 20 days after the receipt of such notice from the Company (a "Piggyback Registration"). The Company shall permit, or shall cause the managing underwriter of any such proposed offering to permit, the shares of Stock or Equity Securities requested to be included in the registration to be included on the same terms and conditions as are applicable to the other Stock or Equity Securities included in such registration statement. The Company or such subsidiary, as applicable, shall not be required to maintain the effectiveness of the registration statement beyond the earlier to occur of (i) 180 days after the effective date of the registration statement; and (ii) consummation of the distribution by the Stockholders whose shares of Stock or Equity Securities are included in such registration statement. If a Stockholder includes shares of Stock or Equity Securities in a Piggyback Registration with respect to any registration of (i) shares by the Company or (ii) shares held by one or more of the Company's other stockholders, such Piggyback Registration shall not be deemed to be the exercise of a Demand Registration Right by such Stockholder.

                  (b) If the managing underwriter or underwriters, if any, advise the Stockholders seeking to register shares of Stock or Equity Securities under this Section 4.01 in writing that in its or their opinion that, the number of securities proposed to be sold in such registration (including securities to be included pursuant to Section 4.01(a) above) will materially adversely affect the success of such offering, the Company will include in such registration the number of securities, if any, which in the opinion of such underwriter or underwriters, or the Company or such subsidiary, as the case may be, can be sold as follows: (i) first, the shares the Company proposes to sell; (ii) second, the shares of Common Stock requested to be included in such registration by WHO and the Purchasers; and (iii) third, the securities requested to be included by each other Person exercising any Piggyback Registration rights; provided that (a) if all shares requested to be included in such Piggyback Registration by members of any group set forth above are not to be included, selection of shares to be included from within such groups shall be made pro rata based on the number of shares that each member of such group holds and (b) no Stockholder shall have the right to register shares pursuant to this Section 4.01 if the Company is at such time, and has been continuously during the immediately preceding three years, subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and such Stockholder is then entitled to sell all of its shares of Stock or Equity Securities without any volume restrictions pursuant to Rule 144 of the Securities Act or all of such shares of Stock or Equity Securities may be sold pursuant to Rule 144(k) of the Securities Act.

                  4.02 Demand Registration Rights. Upon the written request (the "Request") of such Stockholder having such rights that the Company register under the Securities Act any or all shares of Stock or Equity Securities then held by such Stockholder, the Company will include such shares in a registration statement on Form S-1, Form S-2 or Form S-3 (or any equivalent form), and use its best efforts to register such shares, under the Securities Act (a "Demand Registration Right"). A majority in interest of the Purchasers shall have two Demand Registration Rights with respect to the registration of shares of Form S-1 and twenty percent in interest of the Purchasers shall have two Demand Registration Rights with respect to the registration of shares on Form S-3 at any time after the Company becomes eligible to use Form S-3. A Demand Registration Right may not be exercised unless the managing underwriter or underwriters, if any, or the Purchasers exercising such Demand Registration Rights, if the offering is not underwritten, advise the Company that the anticipated aggregate offering price of the shares of Common Stock to be sold by the Purchasers exercising such Demand Registration Rights is at least $10,000,000. The Company will promptly give written notice of such requested registration to all other Stockholders and thereupon will use its best efforts to effect the registration under the Securities Act of (i) the shares of Stock or Equity Securities, which the Company has been so requested to register, for disposition in accordance with the intended method of disposition stated in such request; and (ii) all other Common Stock, the holders of which shall have, within 20 days after the receipt of such written notice from the Company, made written request (which notice shall specify the intended method of disposition thereof) to the Company for registration thereof, all to the extent required to permit the disposition (in accordance with the intended method thereof as aforesaid) by all such holders of securities so to be registered; provided, however, that the Company shall not be obligated to effect any such registration pursuant to this Section 4.02 at any time prior to the date six months following the consummation of the Company's initial public offering. Notwithstanding the foregoing, the Company may defer the effective date of such Demand Registration Right for a period of up to 180 days from the date of its receipt of exercise of the Demand Registration Right or such shorter period provided below, if (i) at the time of the exercise of the Demand Registration Right, the Company is engaged in a material transaction or has an undisclosed material corporate development, which in either case, would be required to be disclosed under the federal securities laws in the registration statement, and (ii) the Company's Board of Directors has made a good faith determination that making such disclosure at such time would materially adversely affect such transaction or development (in which case, the Company shall disclose the matter as promptly as practicable and promptly thereafter file the registration statement). The Company may defer a Demand Registration Right for not more than 180 days in any one-year period. If the managing underwriter or underwriters, if any, advise the Stockholders seeking to register shares of Common Stock, under this Section 4.02 in writing that in its or their opinion the number of securities proposed to be sold in such registration will materially adversely affect the success of such offering, the Company will include in such registration the number of securities, if any, which in the opinion of such underwriter or underwriters can be sold on a pro rata basis based on the number of shares that each Stockholder holds.

                  4.03 Holdback Agreement. Notwithstanding any other provision in this Article 4, the Company and each Stockholder whose shares of Common Stock are included in a registration statement agrees it will not, and the Company shall use its best efforts to not permit any Affiliate to (and it shall be a condition to the rights of each Stockholder under this Article 4 that such Stockholder does not) offer for public sale any shares of Common Stock or Equity Securities, or effect any sale of securities pursuant to Rule 144, during the 10 days prior to and the 180 days after the closing date of any underwritten offering thereunder unless such shares are covered by such registration statement or such shorter period is agreed to by any managing underwriter or underwriters of such offering.

                  4.04 Expenses. All Registration Expenses, disbursements and fees incurred by the Company and the Stockholders in connection with any registration under this Article 4 shall be borne by the Company.

                  4.05 Registration Procedures. In connection with the registration of shares of Stock or Equity Securities under the Securities Act pursuant to this Agreement, the Company, will furnish each Stockholder whose shares of Stock or Equity Securities re registered thereunder and each underwriter, if any, with a copy of the registration statement (including all exhibits thereto) and all amendments thereto and will supply each such Stockholder and each underwriter, if any, with copies of any prospectus included therein (including a preliminary prospectus and all amendments and supplements thereto) in such quantities as may be reasonably necessary for the purposes of the proposed sale or distribution covered by such registration.

                  Notwithstanding anything to the contrary herein, the only securities which the Company shall be required to register pursuant to this
Article 4 shall be shares of Common Stock; provided, however, that in any underwritten public offering, the holders of Preferred Stock and any securities exercisable or exchangeable for or convertible into Common Stock, and any rights, options or warrants to acquire any of the foregoing, shall be entitled to sell such securities to the underwriters for exercise, exchange or conversion and sale of the shares of Common Stock issued upon exercise, exchange or conversion thereof.

                  In connection with the Company's registration obligations pursuant to this Article 4, the Company will use its best efforts to effect such registration to permit the sale of such shares of Stock or Equity Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company will:

                  (a) prepare and file with the SEC, as soon as practicable after receiving a written notice pursuant to Section 4.02, a registration statement on any appropriate form under the Securities Act, which form shall be selected by the Company (and shall be reasonably acceptable to any managing underwriter chosen by holders of shares covered by such registration statement) and shall be available for the sale of the shares in accordance with the intended method or methods of distribution thereof, and use its reasonable efforts to cause such registration statement to become effective; provided that before filing a registration statement or any prospectus related thereto or any amendments or supplements thereto, including documents incorporated by reference after the initial filing of any registration statement, the Company will furnish copies of all such documents proposed to be filed to the holders of the shares covered by such registration statement and underwriters, if any, and make the Company's representatives available for discussion of such documents and other relevant matters and shall reasonably consider such changes in such documents prior to the filing thereof as such holders or underwriters may timely and reasonably request. If any Stockholder whose shares of Stock or Equity Securities are covered by such registration statement shall reasonably object to any disclosure in or omission from any registration statement or any amendment thereto or any prospectus or any supplement thereto (including documents incorporated by reference) which the Company in good faith on the advice of counsel believes is necessary or appropriate to be included therein or omitted therefrom, and prior to the effectiveness of such registration advises the Company that it chooses not to participate in such offering, such Stockholder may choose not to participate in such offering;

                  (b) prepare and file with the SEC such amendments and post-effective amendments to the registration statement as may be necessary to keep such registration statement effective for the required duration thereof; cause the related prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the relevant provisions of the Securities Act during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement or supplement to such prospectus;

                  (c) notify the selling Stockholders and the managing underwriters if any, promptly, and (if requested by any such holder) confirm such advice in writing, (A) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to a registration statement or any post-effective amendment, when the same has become effective,
(B) of any request by the SEC for amendments or supplements to a registration statement or related prospectus or for additional information, (C) of the issuance by the SEC of any stop order suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose,
(D) of the receipt by the Company of any written notification with respect to the suspension of the qualification of any of the shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (E) of the existence of any fact known to the Company which results in a registration statement, a prospectus or any document incorporated therein by reference containing an untrue statement of a material fact or omitting to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                  (d) use reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement at the earliest practicable moment;

                  (e) if reasonably requested by the managing underwriters or a selling Stockholder, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriters or a selling Stockholder agree should be included therein, subject to the last sentence of Section 4.05(a); and promptly make all required filings of such prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

                  (f) prior to any public offering of Stock or Equity Securities, register or qualify or cooperate with the selling Stockholders, the managing underwriters, if any, and their respective counsel in connection with the registration or qualification of such shares for offer and sale under the securities or "blue sky" laws of such jurisdictions within the United States as any seller or underwriter reasonably requests in writing and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the shares of Common Stock covered by the applicable registration statement; provided that the Company will not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to be so qualified or to take any action which would subject itself to taxation (other than a nominal amount) in any such jurisdiction or to general service of process in any jurisdiction where it is not then so subject;

                  (g) cooperate with the selling Stockholders and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing shares of Common Stock to be sold and not bearing any restrictive legends; and enable such shares to be in such denominations and registered in such names as the managing underwriters may request at least two business days prior to any sale of shares to the underwriters;

                  (h) use its best efforts to cause the shares covered by the applicable registration statement to be listed or registered with or approved by any stock exchange or quotation system on which the shares of Stock or Equity Securities are then listed and by such governmental agencies or authorities within the United States as may be reasonably necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such shares;

                  (i) if any fact contemplated by Section 4.05 (c)(E) shall exist, prepare a supplement or post-effective amendment to the applicable registration statement or the related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the shares of Stock or Equity Securities being sold thereunder, such prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                  (j) provide a CUSIP number for all shares of Stock or Equity Securities, no later than the effective date of the applicable registration statement;

                  (k) enter into such agreements (including an underwriting agreement) and take all such other actions in connection therewith in order to expedite or facilitate the disposition of such shares of Stock or Equity Securities and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration: (A) make such representations and warranties to the holders of such shares and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings;
(B) obtain opinions of counsel to the Company (including counsel which may be an employee of the Company) and updates thereof which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, covering the matters customarily covered in opinions requested by such holders and underwriters; (C) obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants, addressed to the selling holders and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comforts" letters to underwriters in connection with primary underwritten offerings; (D) if any underwriting agreement is entered into, the same shall set forth in full the indemnification provisions and procedures of Section 4.06 with respect to all parties to be indemnified pursuant to such Section 4.06; and (E) the Company shall deliver such documents and certificates as may be reasonably requested by the holders of the Stock or Equity Securities being sold and the managing underwriters, if any, to evidence compliance with clause (A) hereof and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The above shall be done at each closing under such underwriting or similar agreement or as and to the extent otherwise reasonably required thereunder;

                  (l) make available for inspection during normal business hours by a representative of each Stockholder, any underwriter participating in any disposition pursuant to a registration statement and any attorney or accountants retained by such selling Stockholders or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by such representative, underwriter, attorney or accountant in connection with such registration statement; provided, that such Stockholders, underwriters, attorneys or accountants execute prior thereto an agreement with the Company that all such records, information or document shall be kept confidential by such persons unless (A) disclosure of such records, information or documents is required by law or by court or administrative order, or (B) such records, information or documents are or become (but only when they become) generally available to the public other than as a result of disclosure in violation of this paragraph; and

                  (m) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make generally available to the Stockholders earnings statements satisfying the provisions of Section 1 l(a) of the Securities Act no later than 45 days after the end of any 12-month period (or 90 days, if such period is a fiscal year) (A) commencing at the end of any fiscal quarter in which shares of Stock or Equity Securities are sold to underwriters in an underwritten offering, or (B) if not sold to underwriters in such an offering beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the registration statement, which statements shall cover such 12-month periods.

                  The Company may require each Stockholder who is a party hereto as to which any registration is being effected to furnish to the Company such information and undertakings as it may reasonably request regarding such Stockholder and the distribution of such securities as the Company may from time to time reasonably request in writing.

                  Each Stockholder who is a party hereto agrees (i) that upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4.05 (c)(E) such Stockholder will forthwith discontinue such Stockholder's disposition of shares of Stock or Equity Securities pursuant to the registration statement relating to such shares until such Stockholder's receipt of the copies of the supplemented or amended prospectus contemplated by
Section 4.05(i) and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies then in such Stockholder's possession of the prospectus relating to such shares current at the time of receipt of such notice and (ii) that such Stockholder will immediately notify the Company, at any time when a prospectus relating to the registration of such shares is required to be delivered under the Securities Act, of the happening of any event as a result of which information previously furnished by such holder to the Company in writing for inclusion in such prospectus contains an untrue statement of a material fact or omits to state any material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  4.06 Indemnification and Contribution.

                  (a) Indemnification. (i) In the event of any registration under the Securities Act of any shares of Stock pursuant to this Article 4, the Company hereby agrees to indemnify and hold harmless each Stockholder offering or selling such shares and any underwriter, and their respective officers, directors, stockholders, members, partners and affiliates, in connection with such offer or sale against such losses, claims, damages, liabilities, costs or expenses (including reimbursement for reasonable legal and other expenses) to which any such person may become subject under the Securities Act or otherwise insofar as such losses, claims, damages, liabilities, costs or expenses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such shares were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any application or other filing under any "blue sky" or state securities law, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof), cost or expense arises out of or is based upon an untrue statement or omission or alleged omission made in such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, or application or other filing, in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by any holder of the Company's securities or underwriter.

                  (ii) In the event of any registration under the Securities Act of any shares of Common Stock pursuant to this Article 4, each Stockholder whose shares of Stock or Equity Securities are included in such registration hereby agrees to indemnify and hold harmless, but only for an amount, with respect to such Stockholder, not in excess of the net proceeds realized by such Stockholder from the sale of its shares of Common Stock registered pursuant to such registration statement, both the Company and its officers, directors, stockholders and affiliates, and any underwriter, and their respective officers, directors, stockholders and affiliates, in connection with such offer or sale against such losses, claims, damages, liabilities, costs or expenses (including reimbursement for reasonable legal and other expenses) to which any such person may become subject under the Securities Act or otherwise insofar as such losses, claims, damages, liabilities, costs or expenses arise out of or are based solely upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such shares were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any application or other filing under any "blue sky" or state securities law, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, to the extent that such untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, or application or other filing, is contained in any written information furnished to the Company through an instrument duly executed by such holder.

                  (b) Contribution.(i) If the indemnification provided for in
Section 4.06(a) is unavailable to persons to be indemnified pursuant thereto in respect of any losses, claims, damages, liabilities, costs or expenses referred to therein, then the Company, in lieu of indemnifying such person, shall contribute to the amount paid or payable by such person as a result of such losses, claims, damages, liabilities, costs or expenses, in such proportion as is appropriate to reflect the relative fault of the Company and such persons in connection with the actions which resulted in such losses, claims, damages, liabilities, costs or expenses, as well as any other relevant equitable considerations. The relative fault of the Company and such persons shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, the Company or such persons, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities, costs and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

                  (ii) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.06(b) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 4.06(b), an indemnified person shall not be required to contribute any amounts in excess of the amount by which the total price at which the shares of Stock or Equity Securities were sold by such indemnified person and distributed to the public exceeds the amount of any damages which such indemnified person has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and provided, however, that such Stockholder's aggregate liability shall be limited to the net proceeds realized by such Stockholder in such offering. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  (iii) If indemnification is available under this Section 4, the Company shall indemnify each indemnified party to the full extent provided herein without regard to the relative fault of the Company or the indemnified party or any other equitable consideration provided for in this Section 4.06(b).

                  (iv) In the event that any provisions of an indemnification clause in an underwriting agreement executed by or on behalf of a holder differs from a provision in this Article IV, such provision in the underwriting agreement shall determine such holder's rights in respect thereof.

                                   ARTICLE V

                           RIGHT TO ACQUIRE SECURITIES

                  5.01 Right to Acquire Securities. If at any time the Company proposes to issue in any non-public offering Stock or Equity Securities of the Company (except for (i) issuances pursuant to the terms of any stock option or other incentive plan duly approved by the Board of Directors or (ii) issuances in connection with (w) a conversion or exchange of any outstanding securities,
(x) a stock dividend, (y) an acquisition pursuant to the Company's acquisition strategy set forth in the Company's Confidential Offering Memorandum dated March 12, 1998, as amended through January 15, 1999, without regard to the aggregate amount of such offering specified in such Confidential Offering Memorandum, (z) a merger, reclassification or other reorganization, then, as to the Purchasers, so long as they shall hold any shares of Preferred Stock or Common Stock, the Company shall:

                  (a) give written notice setting forth in reasonable detail (i) the designation and all of the terms and provisions of the equity securities proposed to be issued (the "Proposed Securities"), including, where applicable, the voting powers, preferences and relative participating, optional or other special rights, and the qualification, limitations or restrictions thereof and interest or dividend rate and maturity; (ii) the price and other terms of the proposed sale of such securities; (iii) the amount of such securities proposed to be issued; and (iv) such other information as may be reasonably required or requested by any such Stockholder in order to evaluate the proposed issuance; and

                  (b) each Purchaser shall have the option to acquire a number of shares or, if applicable, share equivalents of the Proposed Securities equal to the number of shares of the Proposed Securities multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock or Common Stock Equivalents held by such Purchaser and the denominator of which shall be the total number of shares of Common Stock outstanding on a fully diluted basis.

                  (c) Each such Purchaser that wishes to exercise its purchase rights hereunder shall deliver a written notice to that effect to the Company within fifteen (15) days after its receipt of the notice specified in Section 5.01(a) from the Company. To the extent that a sufficient number of shares of Common Stock or Common Stock Equivalents are not available for such purpose, the Company shall take all action necessary and proper to authorize and issue such Common Stock or Common Stock Equivalents.

                  (d) Upon the expiration of the offering period described above, the Company will be free to sell Proposed Securities that such Purchasers have not elected to purchase during the ninety (90) days following such expiration on terms and conditions (considered as a whole) no more favorable to the buyers thereof than those offered to such Purchasers. Any Proposed Securities offered or sold by the Company after such 90-day period must be re-offered to such Purchasers pursuant to this Section 5.01. The election by any such Purchaser not to exercise its subscription rights under this Section 5.01 in any one instance shall not affect its right (other than in respect of a reduction in its percentage holdings) as to any subsequent proposed issuance. Any sale of such securities by the Company without first giving such Purchasers the rights described in this Section 5.01 shall be void and of no force and effect, and the Company shall cause any correction required to be effected.

                  5.02 Expiration of Right. The parties hereto agree that the rights set forth in Article V hereof shall expire and be of no further force and effect as of the Expiration Date.

                                   ARTICLE VI

                      CERTAIN REPRESENTATIONS AND COVENANTS

                  6.01 Stockholder Representation. Each Stockholder represents and warrants as to itself that as of the Closing Date (after giving effect to all transactions occurring on or as of the Closing Date) such Stockholder is not a party with any other Person to any other agreement with respect to the holding, voting, acquisition or disposition of shares of Stock or Equity Securities except as previously disclosed to the other Stockholders.

                  6.02 Company Representation. The Company represents and warrants that as of the Closing Date (after giving effect to all transactions occurring on or as of the Closing Date) (i) it is not a party with any other Person to any other agreement with respect to the holding, voting, acquisition or disposition of shares of Stock or Equity Securities to the other Stockholders, and (ii) it has not granted to any other Person any other registration rights with respect to capital stock of the Company, and no holder of any capital stock of the Company shall have as of the date hereof any right to require registration of any capital stock of the Company under the Securities Act or to include any security in any registration statement filed by the Company under the Securities Act except pursuant hereto; provided, however, that the Company is a party to the Registration Rights Agreement dated as of December 8, 1997, between the Company and WHO.

                                  ARTICLE VII

                                  MISCELLANEOUS

                  7.01 Injunctive Relief. It is acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with certain of the obligations imposed on them by this Agreement, including without limitation those obligations set forth in Article II, Article III, Article IV and Article V and that in the event of any such failure, an aggrieved Person will be irreparably damaged and will not have an adequate remedy at law. Any such Person shall, therefore, be entitled to injunctive relief and/or specific performance to enforce such obligations, and if any action should be brought in equity to enforce any of such provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

                  7.02 Further Assurances. Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                  7.03 Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York.

                  7.04 Entire Agreement; Amendment; Waiver. This Agreement (i) contains the entire agreement among the parties hereto with respect to the subject matter hereof, (ii) supersedes all prior written agreements and negotiations and oral understandings, if any, with respect thereto, (iii) may not be amended or supplemented except by an instrument or counterparts thereof in writing signed by the Company, WHO and a majority in interest of the Purchasers then holding Stock or Equity Securities. No waiver of any term or provision shall be effective unless in writing signed by the party to be charged and such waiver shall not be effective to any other provision of this Agreement.

                  7.05 Binding Effect. This Agreement shall be binding on and inure to the benefit of the parties hereto and, subject to the terms and provisions hereof, their respective legal representatives, successors and permitted assigns.

                  7.06 Invalidity of Provision. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

                  7.07 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, all of which taken together shall be deemed but one and the same instrument.

                  7.08 Notices. All notices and other communications provided for or given or made hereunder shall be in writing (including delivery by facsimile transmission) and, unless otherwise provided herein, shall be deemed to have been given when received by the party to whom such notice is to be given at its address set forth in the Note and Stock Purchase Agreement, or such other address for the party as shall be specified by notice given pursuant hereto.

                  7.09 Headings. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute part of this Agreement.

                  IN WITNESS WHEREOF, this Agreement has been executed by or on behalf of each of the parties hereto as of the date first above written.

                                             SAGE NETWORKS, INC.


                                             By: /s/ Leonard J. Fassler
                                                 ------------------------------
                                                 Name:  Leonard J. Fassler
                                                 Title:  Co-Chairman


STOCKHOLDERS:

WEB HOSTING ORGANIZATION, L.L.C.


By: /s/ Jay M. Gates
    -------------------------------
      Name: Jay M. Gates
            ----------------
      Title:  Authorized Signatory


SOFTBANK TECHNOLOGY VENTURES IV, L.P.
By:  STV IV LLC, its general partner

By: /s/ Charles R. Lax
    -------------------------------
   Charles R. Lax, Managing Member



SOFTBANK TECHNOLOGY VENTURES IV, L.P.

By:  STV IV LLC, its managing partner

By: /s/ Charles R. Lax
    -------------------------------
    Charles R. Lax, Managing Member



SOFTBANK TECHNOLOGY ADVISORS FUND, L.P.

By:  STV IV LLC, its managing partner

By: /s/ Charles R. Lax
    -------------------------------
    Charles R. Lax, Managing Member

                                   SCHEDULE I


              STOCKHOLDERS' OWNERSHIP OF SECURITIES OF THE COMPANY



Common Stock
------------
WEB HOSTING ORGANIZATION, L.L.C.                     18,600,000 shares


Series A Convertible Preferred Stock

SOFTBANK TECHNOLOGY VENTURES IV, L.P.                 2,597,882 shares

SOFTBANK TECHNOLOGY ADVISORS FUND, L.P.                  49,776 shares

Warrants

SOFTBANK TECHNOLOGY VENTURES IV, L.P.                   735,532 shares of Common Stock

SOFTBANK TECHNOLOGY ADVISORS FUND, L.P.                  14,093 shares of Common Stock